Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into this 5th day of October, 2017 by and among The Enviromart Companies, Inc. a Delaware corporation (the "Company"), Eastone Equities LLC, a New York limited liability company (the "Purchaser"), and the selling stockholders set forth on Exhibit A, attached hereto and incorporated herein (each, a "Seller ", and collectively, the “Sellers”). Sellers own 44,758,392 shares, representing 90% of the common stock of the Company. Purchaser desires to purchase from Sellers, and Sellers are willing to sell shares of such common stock, subject to the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Purchase and Sale. The Sellers hereby agree to sell to the Purchaser and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agree to purchase from the Sellers 44,566,412 shares of Common Stock of the Company, representing 90% of the Company’s total issued and outstanding common stocks (the “Shares”) for a total purchase price of Three Hundred Thousand Dollars ($295,000) (the "Purchase Price"), payable in immediately available funds in United States currency. Purchaser and Sellers acknowledge and accept that the trading price of the Shares may decrease or increase subsequent to the sale of the Shares. Purchaser and Sellers waive claims to any losses as a result of the sale of the Shares.

2.	Closing. The Closing of the purchase and sale of the Shares shall occur upon the satisfaction or waiver of all conditions set forth below, but no later than 5 PM EST October 6, 2017, or such other date as may be mutually agreed by the parties in writing.

2.1.	Sellers/Company Deliverables: Unless waived in writing by Purchaser, the Sellers and the Company shall:

2.1.1.	Prior to the Closing, cause the Company to file and mail to each of the Company’s stockholders an information statement required by Rule 14f-1 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the change of control to be effectuated by the appointment of new officers and directors at the Closing, which appointments will be effective 10 days after the filing of the Schedule 14f-1;

2.1.2.	Upon the Closing, deliver to the Seller

2.1.2.1.	By overnight delivery, the certificates for the Shares, along with a duly executed stock power and Company indemnity letter in lieu of medallion guarantee for each such certificate (collectively “Sales Documents”), and the Company Books and Records listed in Exhibit B unless otherwise agreed to in writing by the parties;

2.1.2.2.	Cause the Company to timely file a Current Report on Form 8-K disclosing the entry by the Sellers of this Agreement; Confirmation of payment in full of all loans and payables of the Company, including without limitation, those made by affiliates of the Company;

2.1.2.3.	Signed resignation letters of all existing officers and directors of the Company;

2.1.2.4.	Executed Board consents appointing designees of the Purchaser as directors and officers of the Company;

2.1.2.5.	All Edgar codes of the Company necessary to make filings with the Securities and Exchange Commission;

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Exhibit 10.1

2.1.2.6.	Contact information of service providers of the Company necessary to comply with SEC rules and regulations and to maintain the quotation on over the counter bulletin board listed in Exhibit C;

2.1.2.7.	Confirmation from the Company’s auditors that it has received all information and records desirable and necessary to review the financial statements (and notes) for the quarterly period ended September 30, 2017; and

2.1.2.8.	Written confirmation from the Company’s stock transfer agent that it has received all documentation necessary to effectuate the transfer of stock certificates representing the Shares to the Purchaser, including the issuance of stock certificates representing the Shares to the Purchaser or its designee.

2.2.	Purchaser Deliverables: On the Closing, the Purchaser shall deliver the Purchase Price (subtracted by $25,000 as previously paid to the counsel of the Sellers as deposit) to the Sellers in accordance with the wire transfer instructions for Sellers’s counsel previously provided by such counsel.

3.	Resignation of Old and Appointment of New Board of Directors and Officers. The Company and the Sellers shall take such corporate action(s) and make such SEC filings on Schedule 14F-1 in compliance with the Exchange Act Rules and as otherwise required by the Company Articles of Incorporation and/or Bylaws to duly (a) appoint the below named persons to their respective positions, to be effective ten days after filing of the Schedule 14f-1, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of all members of the board of directors, and any and all corporate officers, all of which actions shall be certified and delivered by Sellers to the Purchaser to be effective ten days after filing of the Schedule 14f-1 ,in such form and substance satisfactory to the Purchaser. Following the execution of this Agreement and through the date of effectiveness of such resignations, no other officers or directors shall be appointed or elected to serve the Company except as otherwise expressly provided herein.

Name	Position
Wayne Tsao	Director and Chief Financial Officer
Charlene Cheng	Director, Chairman, Chief Executive Officer and President

4.	Representations and Warranties of the Company and the Sellers. All of the following representations and warranties are with respect to the period commencing after April 1, 2016 (the “Spin Off Date”), the date of effectiveness of completion of the Company’s spinoff of its sole operating subsidiary Enviromart Industries, Inc. (“EII”) (the “Spin Off”) and ending on the date hereof, except a specified otherwise herein Each of the Company and Sellers hereby represents and warrants to each of the following as of the date hereof and the Closing Date :

4.1.        Corporate Existence and Power. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Company has the requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted, to own and operate its properties and assets, to execute and deliver this Agreement, and to carry out the provisions of this Agreement. The Company is duly qualified to do business and is in good standing as a foreign company in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

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Exhibit 10.1

4.2.         Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

4.3.        Authorization; No Contravention. The execution, delivery and performance by Sellers of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of the Sellers and the Company, (b) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Sellers or the Company or any requirement of law applicable to the Company, and (c) do not violate any judgment, injunction, writ, award, decree or order (collectively, "Orders") of any governmental authority against, or binding upon, the Company. There are no actions, subpoenas, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending, initiated, or, to the knowledge of the Sellers, threatened, at law, in equity, in arbitration or before any governmental authority against the Company.

4.4.        Governmental Authorization; Third Party Consents. No consent, approval, authorization, order, registration or qualification (each, an "Authorization") of or with any governmental authority or any other person is required for the execution, delivery or performance (including, without limitation, the sale of the Shares) by, or enforcement against, the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Agreement.

4.5.        Capitalization.

4.5.1.        The Company's authorized capital stock consists solely of 250,000,000 shares of common stock, of which 49,731,000 shares will be issued and outstanding at closing, and 5,000,000 authorized shares of preferred stock, of which no shares is issued and outstanding. All shares of Company stock are owned of record by the shareholders in the amounts set forth in the Shareholder’s list delivered at closing. There are no outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of the Company.

4.5.2.       Each Seller is the legal owner, and has good and marketable title (beneficially and of record) to all of the Shares. The Shares, when sold to the Purchaser pursuant to this Agreement, will be: (i) duly authorized, validly issued, and outstanding; (ii) fully paid, non-assessable, and free of preemptive rights; and (iii) free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances, or other interests of third parties of any nature whatsoever. As of the date hereof: (i) there are no outstanding options, warrants, rights, commitments, or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company; (ii) there are no voting trusts, voting agreements, proxies, or other agreements, instruments, or undertakings with respect to the voting of any Company securities to which the Company or any of its shareholders is a party; and (iii) there are no restrictions on transfer of any Company securities except for restrictions imposed by applicable laws or by the express terms of this Agreement. There are no contracts, commitments, understandings or arrangement by which the Company is bound to issue additional registered capital, share capital or other securities.

4.6.        Agreements.

Except for this Agreement and except as disclosed in the Company’s SEC Reports, there are no agreements, understandings, instruments, contracts or proposed transactions, or judgments, orders, writs or decrees, to which the Company is a party or by which it is bound. The Company is not a guarantor or indemnitor of any indebtedness of any other person, party or entity. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities.

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Exhibit 10.1

4.7.        Absence of Undisclosed Liabilities. As of the closing date, the Company had no liabilities which arose after the completion of the Spin Off, either accrued or contingent, of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due, which individually or in the aggregate are reasonably likely to have an adverse effect on the Company. The Company has fully paid all debtors, vendors and service providers for all obligations that arose after the Spin Off and have become due and payable as of the Closing Date.

4.8.        Absence of Litigation.

There are no lawsuits, actions or administrative, arbitration or other proceedings or governmental investigations ongoing, pending or threatened against or relating to the Company, or the Company's properties or business. The Company has not since the Spin Off Date entered into or been subject to any consent decree, compliance order, or administrative order with respect to any property owned, operated, leased, or used by the Company. The Company has not since completion of the Spin Off received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased, or used by the Company or any facilities or operations thereon.

4.8.1. The Company has filed all tax returns required to have been filed after the Spin Off Date. All such tax returns were correct and complete in all material respects. All taxes incurred by the Company after the Spin Off date whether or not shown on any tax return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any tax return. To the Company's knowledge, no claim has been made after the Spin Off Date by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no actual, pending or, to the Company's or Sellers’ knowledge, threatened liens, encumbrances, or charges against any of the assets of the Company arising in connection with any failure (or alleged failure) to pay any tax incurred after the Spin Off Date. The Company has withheld and paid all taxes required to have been withheld and paid after the Spin Off Date in connection with amounts paid or incurred after the Spin Off Date to any employee, independent contractor, creditor, shareholder, or other third party. To the Company's knowledge, there is no dispute or claim concerning any tax liability of the Company either claimed or raised by any authority in writing. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

4.9. Financial Statements. The Company's financial statements fairly present the assets of the Company and liabilities of the Company incurred, in each case, after the Spin Off Date.

4.10. Binding Effect. This Agreement has been duly executed and delivered by the Sellers, and constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

4.11. Private Offering. No registration of the Shares, pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or "blue sky" laws, will be required by the sale of the Shares in the manner contemplated in Section 1 herein. Sellers agrees that neither he or she, nor anyone acting on his or her behalf, shall offer to sell the Shares or any other securities of the Company so as to require the registration of the Shares pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.

4.12. Disclosure. Sellers understands and confirms that Purchaser are relying on the representations, warranties and covenants contained in this Agreement and the disclosures set forth in the reports, forms and other documents filed with the United States Securities Exchange by the Company (collectively, the “SEC Reports”) in entering into this Agreement. All disclosures contained in the SEC Reports or otherwise provided to Purchaser regarding the Company, its businesses and the transactions contemplated hereby, furnished by or on behalf of Sellers or the Company are complete, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Purchaser acknowledges and agrees that Sellers make no representation or warranty with regard to the existence of any liabilities, except for liability arising after the Spin Off Date.

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Exhibit 10.1

4.13 Spin-off. The Company has no outstanding obligations or agreements of any kind to the extent related to Enviromart Industries, Inc. (“EII”), formerly the operating subsidiaries of the Company. Since April 1, 2016, the Company has held no interest in EII.

Representations and Warranties of the Purchaser.

The Purchaser represent, warrant, agree and covenant, severally and not jointly, to the Sellers, as follows:

5.1 Purchaser is An Accredited Investor. The Purchaser represents and warrants that: the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and is able to bear the risk of its investment in the Shares, as applicable. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of and investment in the Shares, as applicable.

5.2. Limits on Transfer or Re-sale. The Purchaser acknowledges and agrees that: (i) the sale of the Shares pursuant to this Agreement has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Company shares may not be may not be resold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) by any Purchaser unless: (a) the Shares are resold or otherwise Transferred in a subsequent transaction pursuant to an effective registration statement under the Securities Act, (b) the Purchaser shall have obtained, at its cost, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Shares to be resold or Transferred may be resold or Transferred pursuant to an exemption from such registration, (c) the Company shares are resold or Transferred in compliance with the Securities Act to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise Transfer the Securities only in accordance with this Section 5.2 who is an accredited investor (d) the Shares are resold pursuant to Rule 144, or (e) the Shares are resold pursuant to Regulation D under the Securities Act (or a successor rule) (“Regulation D”); (ii) any resale or Transfer of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale or transfer of such Shares under circumstances in which the Sellers (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; (iii) neither the Company, nor any Sellers, nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case); and (iv) in the absence of an effective registration statement under the Securities Act and any applicable state securities laws applicable to the Shares or an exemption from such registration, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

5.3. Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and each Seller is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

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Exhibit 10.1

5.4. Restrictions on Transferability. The Purchaser is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear legends substantially similar to the following legend(s).

(a)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH REGULATION “D” (17 C.F.R. 230.500 THROUGH 230.508 AND ITS PRELIMINARY NOTES) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED TO A U.S. PERSON, OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, OR INTO THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT, OR A VALID EXEMPTION FROM REGISTRATION BASED ON AN OPINION OF COUNSEL APPROVED BY THE ISSUER. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

(c)	Any legend required to be placed thereon by any appropriate securities commission or commissioner.

5.6. Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

5.7. Investment Intent. The Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof. The Purchaser further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser represents that it has not been formed for the specific purpose of acquiring the Shares. The Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

5.8. No Advertisement. The Purchaser acknowledge that it is offered by the Company to be in direct communication with the Sellers, and not through any advertisement or general solicitation of any kind.

5.9. Knowledge and Experience. The Purchaser acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchaser acknowledge that the Company has given them and Purchaser’ Counsel access to all information relating to the Company’s business that they or any one of them have requested. The Purchaser acknowledge that they have sufficient business and financial experience, and Knowledge concerning the affairs and conditions of the Company so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

5.10. Authorization; Enforcement. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes the valid and binding agreement of the Purchaser and is enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

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Exhibit 10.1

5.11. Non-Contravention. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions of this Agreement shall (a) violate any provision of its governing documents, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent or approval under, any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which the Purchaser is bound or by which the Purchaser or any of its properties or assets may be bound or affected, or (c) result in the imposition of any Lien upon any of the properties or assets of the Purchaser, except in the case of clause (b) and (c), as would not have a material adverse effect on the Purchaser.

5.12. Litigation. There are no court, administrative, arbitration, mediation or other proceedings (including disciplinary proceedings), claims, lawsuits, reviews, formal or informal complaints or investigations, actions, or inquiries of any nature by any governmental authority or any other Person (collectively, “Proceedings”) pending or, to the actual Knowledge of the Purchaser, threatened against the Purchaser which seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

5.13. Ability to Carry Out Obligations. The Purchaser, as to itself, has the power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by such Purchaser and the performance by such Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation of any of the provisions of or constitute a default under any agreement to which such Purchaser is a party, or by which such Purchaser is bound.

5.	Limitation on Liability and Representations and Warranties of Sellers. Without limiting the foregoing, it is understood and agreed that the Sellers shall have no liability to the Purchasers hereunder for breach of representations or warranties, unless the claim is based on liabilities that arose after completion of the Spin Off.

6.	Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and discussions between Purchaser and Sellers. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provisions hereof. This Agreement may be executed by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or breach thereof, shall be filed and heard only in the state courts of New York. The Agreement will be government by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.

SELLERS:

Plaza Services, LLC

/s/ Wanda Shefts
By: Wanda Shefts, duly authorized

/s/ Mark D. Shefts
By: Mark D. Shefts

/s/ John G. Nossiff
By: John G. Nossiff

/s/ Joel Marcus
By: Joel Marcus

COMPANY:

The Enviromart Companies, Inc.
A Delaware corporation

By:	/s/ Laurence King
Name:	Laurence King
Title:	President

Address:	160 Summit Ave.
Montvale, NJ 07645

PURCHASER:

Eastone Equities LLC
A New York limited liability company

By:	/s/ Kevin Yu
Name:	Kevin Yu
Title:	Director

Address:	3612 34th Ave.
Long Island City, NY 11106

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EXHIBIT A

SELLERS

Name	Amount of Shares
Plaza Services, LLC	18,400,500
Mark D. Shefts	8,670,000
Wanda Shefts	1,000
Gabrielle Hager	4,710,000
John G. Nossiff	10,706,500
Joel Marcus	2,270,392

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EXHIBIT B

Company Books and Records

1. Good standing certificate from Delaware

2. Company Edgar Codes

Executed Board consent appointing Purchaser’s designees to Board and Executive Officers

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